Exhibit 16.1

October 31, 2006

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC
20549 USA

Dear Sirs:

RE: Neutron Enterprises, Inc.

We have read Item 4.01(a) of the Form 8-K dated October 30, 2006 of Neutron Enterprises, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in Item 4.01(b) of Form 8-K.

Yours truly,

“Staley, Okada & Partners”

STALEY, OKADA & PARTNERS

Chartered Accountants